Exhibit 10.3

1505-100G; 1509-100; 1510-100A; 1511-100B

Revolution Medicines, Inc.

5th Amendment

FIFTH AMENDMENT TO LEASE

This FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is made as of August 3, 2023 (the “Fifth Amendment Effective Date”), by and between HCP LS Redwood City, LLC, a Delaware limited partnership (“Landlord”) and Revolution Medicines, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to the Lease dated January 15, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease dated September 16, 2016 (the “First Amendment”), that certain Second Amendment to Lease dated April 17, 2020 (the “Second Amendment”), that certain Third Amendment to Lease dated November 1, 2021 (the “Third Amendment”), and that certain Fourth Amendment to Lease dated March 24, 2023 (the “Fourth Amendment” and together with the Original Lease, the First Amendment, the Second Amendment, and the Third Amendment, the “Lease”), whereby Tenant leases approximately 142,811 RSF comprised of (i) that certain premises (the “700 Premises”) containing approximately 41,916 RSF consisting of the entire building (“700 Building”) located at 700 Saginaw Drive, Redwood City, CA (ii) that certain premises (the “300 Premises”) containing approximately 19,483 RSF consisting of the entire building (the “300 Building”) located at 300 Saginaw Drive, Redwood City, CA, (iii) that certain premises (the “800 Premises”) containing approximately 41,445 RSF consisting of the entire building (the “800 Building”) located at 800 Saginaw Drive, Redwood City, CA, and (iv) that certain premises (the “900 Premises”) containing approximately 39,967 RSF of entire building (the “900 Building”) located at 900 Saginaw Drive, Redwood City, CA.

B.
Tenant has requested, and Landlord has agreed, to construct an outdoor patio (the “Outdoor Patio”); and

C.
Landlord and Tenant are executing this Fifth Amendment in order to modify certain terms of the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. All capitalized terms when used herein shall have the same meaning given such terms in the Lease unless expressly superseded by the terms of this Fifth Amendment.

2.
Outdoor Patio.

(a)
Tenant and Landlord acknowledge and agree that Tenant, at its sole cost and expense, shall construct and install the Outdoor Patio at the location and pursuant to the specifications more particularly identified on Exhibit A, attached hereto (the “Outdoor Patio Plans”); provided, however, any changes to the Outdoor Patio Plans require Landlord’s written consent prior the implementation of any such changes, which shall not be unreasonably withheld, conditioned, or delayed.

(b)
Tenant shall comply with all federal, state and local laws, codes, ordinances, regulations and approvals, including without limitation building zoning, electric, telecommunications, and safety codes, ordinances, standards, regulations, and with all entitlements, and recorded covenants and restrictions for the Site (all of the foregoing collectively referred to herein as the “Applicable Requirements”), in connection with the Outdoor Patio. Further, Tenant shall obtain all necessary building permits and approvals for the Outdoor Patio, if any. Tenant shall provide copies of all permits and approvals to Landlord promptly after obtaining such permits and approvals.

(c)
Prior to commencement of any work related to the Outdoor Patio, Tenant shall obtain and thereafter maintain at all times until the Outdoor Patio has been completed, commercial general liability

1505-100G; 1509-100; 1510-100A; 1511-100B

Revolution Medicines, Inc.

5th Amendment

insurance that complies with the requirements of Section 8 of the Lease. A Certificate of Insurance evidencing such coverage shall be delivered to Landlord prior to commencement of the work. Tenant shall cause its contractors and subcontractors performing any work to comply with insurance requirements as specified by Landlord.

(d)
Tenant shall indemnify, defend and hold harmless Landlord and each of its successors, assigns, affiliates, employees, officers, directors, agents, contractors and other representatives (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any loss, cost, expense, damage, claim, allegation or other detriment suffered by or brought against an Indemnified Party in connection with acts or omissions relating to the Outdoor Patio, except to the extent such act or omission is caused by the gross negligence or willful misconduct of an Indemnified Party, regardless of whether the relevant or alleged act(s) or omission(s) occurred before, during or after completion of the Outdoor Patio.

(e)
Landlord and Tenant acknowledge and agree that Landlord and Tenant acknowledge and agree from and after the completion of the construction of the Outdoor Patio (of which Tenant shall promptly notify Landlord in writing) that the Outdoor Patio shall be deemed part of the Premises. Without limiting the generality of the other terms and conditions of this Lease, Tenant agrees and confirms that Tenant is solely responsible for the maintenance, operations, repairs, replacements, removal, utility costs, and all costs related to the Outdoor Patio. Landlord assumes no responsibility for any damage that may occur relating to the Outdoor Patio. For the avoidance of doubt, Base Rent shall not be assessed on the square footage contained in the Outdoor Patio.

3.
Parking. Tenant hereby acknowledges and agrees that six (6) unreserved parking spaces allotted to Tenant pursuant to Sections 9 and 28 of the Lease shall be used as a portion of the Outdoor Patio (such parking spaces, the “Converted Parking Spaces”). Tenant further acknowledges and agrees that Landlord shall have no obligation to provide Tenant with parking spaces replacing the Converted Parking Spaces.

4.
Counterparts. This Fifth Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Further, the parties agree that this Fifth Amendment may be signed and/or transmitted by electronic mail of a .PDF document or electronic signature (e.g., DocuSign or similar electronic signature technology) and thereafter maintained in electronic form, and that such electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that the electronic signatures appearing on this Fifth Amendment shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.

5.
No Further Modifications. Except as amended by this Fifth Amendment, the Lease is not otherwise amended, and the Lease remains in full force and effect, as amended hereby. In the event of a conflict between the terms of this Fifth Amendment and the terms of the Lease, the terms of this Fifth Amendment shall control.

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1505-100G; 1509-100; 1510-100A; 1511-100B

Revolution Medicines, Inc.

5th Amendment

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment as of the First Amendment Effective Date.

LANDLORD:

HCP LS REDWOOD CITY, LLC,
a Delaware Limited Liability Company

By:	/s/ Michael S. Dorris

Name:	Michael S. Dorris

Title:	Senior Vice President

TENANT:

Revolution Medicines, Inc. a Delaware corporation

By:	/s/ Mark A Goldsmith

Name:	Mark A Goldsmith

Title:	CEO

1505-100G; 1509-100; 1510-100A; 1511-100B

Revolution Medicines, Inc.

5th Amendment